May 3, 2012

Notice of First Quarter 2012 Financial Results Investor Call

SquareTwo Financial will host a conference call on Thursday, May 10th, 2012 at 10:30am Eastern Time to discuss the financial results for the first quarter ended March 31st, 2012. The telephone number for domestic participants is (877)-522-6079. The telephone number for international participants is (706)-643-9734. Please dial in five to ten minutes prior to the start of the call. The confirmation number for domestic and international participants is 72999404.

Our first quarter results and Financial Results Presentation will be released on May 10th at 7:00am Eastern Time, under the header of About Us on the Investor Relations section of our Company website, www.squaretwofinancial.com. Please download the copy of our first quarter 2012 Financial Results Presentation from our website that will be used during the conference call. A replay of the conference call will also be available shortly after the call on the Company's website.

Please direct all inquiries to the Company's Investor Relations department by sending an email to ir@squaretwofinancial.com or calling our investor relations hotline at 303-713-2266.

About SquareTwo Financial
SquareTwo Financial is a leader in the $100 billion asset recovery and management industry. Through its award-winning technology and unique Partners Network, SquareTwo Financial creates a more effective way for companies and consumers to resolve their debt commitments. Fortune 500 companies in the health care, banking and credit card industries trust SquareTwo Financial to manage their debt portfolios. The company’s national network of legal partners is dedicated to treating consumers fairly and ethically. SquareTwo Financial is based in Denver, Colorado.